UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 23, 2008

INTERVEST BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23377	13-3699013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Rockefeller Plaza, Suite 400 New York, New York	10020-2002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (212) 218-2800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 23, 2008, Intervest Bancshares Corporation (the “Company”) issued and sold to the United States Department of the Treasury (the “Treasury”) 25,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Shares”) with a liquidation preference of $1,000 per share, along with a ten year warrant (the “Warrant”) to purchase at any time up to 691,882 shares of the Company’s Class A common stock for $5.42 per share, for a total cash investment of $25 million from the Treasury. The exercise price was calculated based on the average of the closing prices of the Company’s Class A common stock on the 20 trading days ending on the last trading day prior to the date of the Treasury’s approval of the Company’s application under the program.

This transaction was completed pursuant to, and is governed by, the U.S. Treasury’s Capital Purchase Program (the “CPP”). The CPP is designed to attract broad participation by healthy institutions, to stabilize the financial system, and to increase lending for the benefit of the U.S. economy. The terms of the Preferred Shares are standardized across the industry and the investment qualifies as Tier 1 Capital for regulatory capital purposes. The Preferred Shares will carry a 5% dividend payable for each of the first five years of the investment, and 9% thereafter, unless the Company redeems the Preferred Shares earlier. The Company will invest the $25 million as a capital contribution into Intervest National Bank, the Company’s wholly owned banking subsidiary.

In connection with this transaction, the Company entered into a letter agreement (the “Letter Agreement”) with the Treasury which includes, a Securities Purchase Agreement—Standard Terms (the “SPA”). The designation, powers, preferences and rights of the Preferred Shares are set forth in the Certificate of Designations (the “Designation”).

Significant terms of the Letter Agreement, the Designation, the Warrant, and the SPA, include the following:

a. The Preferred Shares carry a 5% per year cumulative preferred dividend rate, payable quarterly. The dividend rate increases to 9% after five years. Dividends compound if they accrue and are not paid. The Preferred Shares have a liquidation preference of $1,000 per share, plus accrued unpaid dividends

b. The Preferred Shares have no redemption date and the holder of the Preferred Shares has no right to compel the Company to purchase or redeem the Preferred Shares. The holder may have certain registration rights to facilitate a sale of the Preferred Shares upon written request to the Company. If requested by the Treasury, the Preferred Shares may need to be listed on a national securities exchange.

c. During the first three years after the transaction, the Company may not redeem the Preferred Shares except in conjunction with a qualified equity offering meeting certain requirements. After three years, the Company may redeem the Preferred Shares for $1,000 per share, plus accrued unpaid dividends, in whole or in part, subject to the approval of the Company’s primary federal banking regulator.

d. During the time that the Preferred Shares are outstanding, a number of restrictions apply to the Company, including, among others:

(1) The Preferred Shares have a senior rank. The Company is not free to issue other preferred stock that is senior to the Preferred Shares.

(2) Until the third anniversary of the sale of the Preferred Shares, unless the Preferred Shares have been redeemed in whole or the Treasury has transferred all of the shares to a non-affiliated third party, the Company may not increase its common stock cash dividend or repurchase common stock or other equity shares (subject to certain limited exceptions) without the Treasury’s approval.

(3) If the Company were to pay a cash dividend in the future, any such dividend would have to be discontinued if a Preferred Share dividend were missed. Thereafter, dividends on common stock could be resumed only if all Preferred Share dividends in arrears were paid. Similar restrictions apply to the Company’s ability to repurchase common stock if Preferred Share dividends are missed.

(4) Failure to pay the Preferred Share dividend is not an event of default. However, a failure to pay a total of six Preferred Share dividends, whether or not consecutive, gives the holders of the Preferred Shares the right to elect two directors to the Company’s Board of Directors. That right would continue until the Company pays all dividends in arrears.

(5) In conformity with requirements of the SPA and Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”), the Company and its subsidiaries, Intervest National Bank and Intervest Mortgage Corporation, and each of its Senior Executive Officers agreed to limit certain compensation, bonus, incentive and other benefits plans, arrangements, and policies with respect to the Senior Executive Officers during the period that the Treasury owns any debt or equity securities acquired in connection with this transaction.

The applicable Senior Executive Officers have executed a waiver voluntarily waiving any claim against the Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with Section 111(b) of EESA.

e. The Preferred Shares generally are non-voting, other than in connection with proposals to issue preferred stock senior to the Preferred Shares, certain merger transactions, amendments to the rights of the holder of the Preferred Shares, and other than in connection with the Board representation rights mentioned in d.4. above, or as required by Delaware law.

f. The Warrant is exercisable immediately and expires in ten years. The Warrant has anti-dilution protections and certain other protections for the holder, as well as potential registration rights upon written request from the Treasury. If requested by the Treasury, the Warrant (and the underlying common stock) may need to be listed on a national securities exchange. The Treasury has agreed not to exercise voting rights with respect to common shares it may acquire upon exercise of the Warrant. The number of common shares covered by the Warrant may be reduced by up to one-half if the Company completes an equity offering meeting certain requirements by December 31, 2009. If the Preferred Shares are redeemed in whole, the Company has the right to purchase any common shares held by the Treasury at their fair market value at that time.

The foregoing summary of the Letter Agreement, SPA, Designation and the Warrant is not intended to be complete and is qualified in its entirety by reference to such documents which are attached as Exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference. The sale of the Preferred Shares and the Warrant to the Treasury on December 23, 2008 was not registered under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act. The sale to the Treasury involved no public offering.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information concerning executive compensation set forth under Item 1.01 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2008, the Company filed with the Secretary of State of Delaware a Certificate of Designations to its Restated Certificate of Incorporation, establishing the terms of the Preferred Shares. The Certificate of Designations was effective immediately upon filing. A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated by reference into this item 5.03.

Item 9.01	Financial Statements and Exhibits.

Exhibits

3.1	Certificate of Designations dated December 18, 2008.

4.1	Warrant to purchase Class A Common Stock dated December 23, 2008.

10.1	Letter Agreement dated December 23, 2008, including Securities Purchase Agreement—Standard Terms between the Company and the United States Department of the Treasury.

10.2	Form of Waiver dated December 23, 2008 executed by Senior Executive Officers of the Company and its Subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERVEST BANCSHARES CORPORATION

Date: December 23, 2008	By:	/s/ Lowell S. Dansker
Lowell S. Dansker, Chairman and Executive Vice President
(Principal Executive Officer)

Date: December 23, 2008	By:	/s/ John J. Arvonio
John J. Arvonio, Chief Financial and Accounting Officer
(Principal Financial Officer)